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As filed with the Securities and Exchange Commission on August 12, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GT Solar International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	03-0606749 (I.R.S. Employer Identification No.)
243 Daniel Webster Highway Merrimack, New Hampshire 03054 (603) 883-5200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Hoil Kim
Vice President, General Counsel and Secretary
GT Solar International, Inc.
243 Daniel Webster Highway
Merrimack, New Hampshire 03054
Tel.: (603) 883-5200
Fax: (603) 595-6993
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Eva H. Davis
Kirkland & Ellis LLP
777 South Figueroa
Los Angeles, California 90017
Fax: (213) 680-8500

          Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $0.01 per share	105,538,149	$6.61	$697,607,164.89	$38,927

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices of the common stock on the NASDAQ Global Select Market on August 7, 2009.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 12, 2009

PROSPECTUS

105,538,149 Shares

GT Solar International, Inc.

Common Stock

        The selling stockholder named herein may offer and sell from time to time up to 105,538,149 shares of our common stock covered by this prospectus. The selling stockholder will receive all of the proceeds from any sales of its shares. We will not receive any of the proceeds, but we will incur expenses in connection with the offering.

        Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. The selling stockholder may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell the shares in the section entitled "Plan of Distribution" beginning on page 29.

        Our common stock is traded on The NASDAQ Global Select Market under the symbol "SOLR." On August 11, 2009 the last reported sale price of our common stock on The NASDAQ Global Select Market was $6.18 per share.

        Investing in our common stock involves risks. See "Risk Factors" on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                , 2009.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the "SEC," using a "shelf" registration process. Specific information about the terms of an offering will be included in a prospectus or a prospectus supplement relating to each offering of shares. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption "Where You Can Find More Information."

        You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. Neither we, the selling stockholders nor any underwriter has authorized anyone to provide information different from that contained in this prospectus and the documents incorporated by reference herein.

        The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of common stock.

        This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

        Unless the context otherwise indicates, the terms "GT Solar," "Company," "we," "us," and "our" as used in this prospectus refer to GT Solar International, Inc. and its subsidiaries. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

i

OUR COMPANY

        We are a leading global provider of specialized manufacturing equipment and services essential for the production of photovoltaic wafers, cells and modules and polysilicon. Our principal products are directional solidification systems, or "DSS" units, and chemical vapor deposition, or "CVD," reactors and related equipment. DSS units are specialized furnaces used to melt polysilicon and cast multicrystalline ingots from which solar wafers are made. CVD reactors are used to react gases at high temperatures and pressures to produce polysilicon, the key raw material used in solar cells. Our customers include several of the world's largest solar companies as well as companies in the chemical industry. The use of our products requires substantial technical know-how and most of our customers rely on us to design and optimize their production processes as well as train their employees in the use of our equipment. We operate through two segments: our photovoltaic business and our polysilicon business.

        Our business was founded in 1994. Effective January 1, 2006, our business was acquired by GT Solar Holdings, LLC, a newly formed company controlled by investment funds affiliated with GFI Energy Ventures LLC, a private equity investment firm focused on the energy sector, and Oaktree Capital Management, L.P., a global alternative and non-traditional investment manager. GT Solar International, Inc. was originally incorporated in Delaware in September 2006. On September 27, 2006, we completed an internal reorganization through which GT Solar International, Inc. became the parent company of GT Solar Incorporated, our principal operating subsidiary.

        Our principal executive offices are located at 243 Daniel Webster Highway, Merrimack, New Hampshire 03054, and our telephone number is (603) 883-5200. Our website address is www.gtsolar.com. The information found on our website is not part of this prospectus.

RISK FACTORS

        Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein which may be amended, supplemented or superceded from time to time by other reports we file with the Securities and Exchange Commission in the future (see "Incorporation of Certain Information by Reference.") The risks and uncertainties described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

Risks Relating to Our Business Generally

         General economic conditions may have an adverse impact on demand for our products.

        The global economy has recently experienced a downturn. Demand for products requiring significant capital expenditures, such as our DSS units and CVD reactors, is affected by general economic conditions. The downturn in the global construction market has reduced demand for solar panels in new residential and commercial buildings, which in turn has reduced demand for our products that are used in the manufacture of photovoltaic wafers, cells and modules and polysilicon for the solar power industry. Uncertainty about economic conditions, negative financial news, tighter credit markets and declines in asset values has caused our customers to postpone making purchases of capital equipment. Increasing budgetary pressures could reduce or eliminate government subsidies and economic incentives for on-grid solar electricity applications. Some economists are predicting that the

United States economy, and possibly the global economy, could be in a prolonged recession or even a depression. A prolonged downturn in the global economy could have a material adverse effect on our business in a number of ways, including decreased demand for our products, which would result in lower sales and reduced backlog.

        The current economic conditions and uncertainty about future economic conditions make it challenging for us to forecast our operating results, make business decisions and identify the risks that may affect our business. If we are not able to timely and appropriately adapt to changes resulting from the difficult macroeconomic environment, our business, results of operations and financial condition may be materially and adversely affected.

         Current or future credit and financial market conditions could materially and adversely affect our business and results of operations in several ways.

        As widely reported, financial markets in the United States, Europe and Asia have been experiencing extreme disruption in recent months, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, rating downgrades of certain investments and declining valuations of others. There can be no assurance that there will not be further deterioration in credit and financial markets and confidence in economic conditions. These economic developments affect businesses such as ours in a number of ways. The current tightening of credit in financial markets has resulted in reduced funding worldwide and a higher level of uncertainty for solar cell module manufacturers. As a result, some of our customers have been delayed in securing or prevented from securing funding adequate to honor their existing contracts with us or to enter into new contracts to purchase our products. We believe the reduced availability of funding for new manufacturing facilities and facility expansions, together with reduced demand for solar panels, has caused a decrease in orders for our products. We currently require most of our customers to prepay a portion of the purchase price of their orders. We use these customer deposits to prepay our suppliers to reduce the need to borrow to cover our cash needs for working capital. This practice may not be sustainable if the current market conditions continue.

        During the fiscal year ended March 28, 2009, some of our photovoltaic customers failed to make deposits when due under their contracts, and we terminated those contracts. As a result of these terminations and other contracts revisions, our order backlog was reduced by approximately $39 million during the fiscal year ended March 28, 2009. Certain of our large customers in our photovoltaic business have requested that we extend the delivery schedules under our contracts with them. We are currently in negotiations with these customers over their requests. Any contract modifications that we negotiate could include an extension of delivery dates, and could result in lower pricing or in a reduction in the number of units deliverable under the contract, thereby reducing our order backlog. Recently we have rescheduled and/or cancelled a significant portion of our commitments to our vendors to procure materials in our photovoltaic business to reflect our reduced production plan for fiscal year ending April 3, 2010 as compared to the fiscal year ended March 28, 2009. In the fiscal year ended March 28, 2009 we recognized losses of $11.3 million resulting from expected forfeitures of vendor advances and reserves against advances on inventory purchases with vendors that have become financially distressed, and in the three months ended June 27, 2009, we recorded charges of $0.5 million from commitment terminations. We may be required to reschedule and/or cancel additional commitments to vendors in the future.

        Certain of our customers in our polysilicon business have also requested that we extend the delivery schedules under their contracts in our order backlog. If there is a breach of a polysilicon contract, we may be required to cancel purchase orders with our vendors to procure materials associated with that contract and reimburse the vendor for costs incurred to the date of termination plus predetermined profits. In cases where we do not cancel the related purchase orders when a customer breaches, our purchase commitments would exceed our order backlog requirements and we may be unable to redeploy the undelivered equipment. A delay in deliveries would cause us to have inventories in excess of our short-term needs, and may delay our ability to recognize revenue on contracts in our order backlog. Additional contract breaches or cancellation of orders would prevent us from recognizing revenue on contracts in our order backlog.

        Such credit and financial market conditions may similarly affect our suppliers. We may lose advances we make to our suppliers in the event they become insolvent because our advances are not secured or backed by letters of credit. The inability of our suppliers to obtain credit to finance development and/or manufacture our products could result in delivery delays or prevent us from delivering our products to our customers. In addition, the volatility in the credit markets has severely diminished liquidity and capital availability. While the ultimate outcome of the disruptions in the credit markets cannot be predicted, they may result in events that could prevent us from borrowing money from our existing lenders under our senior credit facility. If the credit crisis continues, the senior credit facility may not continue to be available to us in accordance with terms of the agreement.

        We are unable to predict the likely duration and severity of the current disruption in financial markets and adverse economic conditions in the U.S. and other countries, and any resulting effects or changes, including those described above, may have a material and adverse effect on our business, results of operations and financial condition.

         Amounts included in our order backlog may not result in actual revenue or translate into profits.

        As of March 28, 2009, our order backlog was approximately $1.2 billion and as of June 27, 2009, our order backlog was approximately $1.1 billion. Although our order backlog is based on signed purchase orders or other written contractual commitments, we cannot guarantee that our order backlog will result in actual revenue in the originally anticipated period or at all. In addition, the contracts included in our order backlog may not generate margins equal to our historical operating results. We have only recently begun to track our order backlog on a consistent basis as a performance measure and, as a result, we do not have significant experience in determining the level of realization that we will actually achieve on our backlog. Our customers may experience project delays or defaults on the terms of their contracts with us as a result of external market factors and economic or other factors beyond our control. During the fiscal year ended March 28, 2009, some of our customers failed to make deposits when due under their contracts, and we terminated those contracts as a result of the customers' breach. As a result of these terminations and other contract revisions, our order backlog was reduced by approximately $39 million during the fiscal year ended March 28, 2009 and by $7 million during the three months ended June 27, 2009. In addition, certain of our large customers have requested that we extend the delivery schedules under their contracts in our order backlog. We are currently in negotiations with these customers over their requests. Any contract modifications that we negotiate could likely include an extension of delivery dates, and could result in lower pricing or in a reduction in the number of units deliverable under the contract, thereby reducing our order backlog. If we cannot come to an agreement with these customers, it could result in a reduction of our order backlog. If our order backlog fails to result in revenue in a timely manner, or at all, we could experience a reduction in revenue, profitability and liquidity.

         We currently depend on a small number of customers in any given fiscal year for a substantial part of our sales and revenue.

        In each fiscal year, we depend on a small number of customers for a substantial part of our sales and revenue. For example, in the fiscal year ended March 28, 2009, four customer accounted for 62% of our revenue; in the fiscal year ended March 31, 2008, one customer accounted for 62% of our revenue and in the fiscal year ended March 31, 2007, three customers accounted for 70% of our revenue. In addition, as of March 28, 2009, we had a $1.2 billion order backlog, of which $726 million was attributable to three customers. As a result, the default in payment by any of our major customers, the loss of existing orders or lack of new orders in a specific financial period, or a change in the product acceptance schedule by such customers in a specific financial period, could significantly reduce our revenues and have a material adverse effect on our financial condition, results of operations, business and/or prospects. We anticipate that our dependence on a limited number of customers in any given fiscal year will continue for the foreseeable future. There is a risk that existing customers will elect not to do business with us in the future or will experience financial difficulties. Furthermore, many of our customers are at an early stage and many are dependent on the equity capital markets to finance their purchase of our products. As a result, these customers could experience financial difficulties and become unable to fulfill their contracts with us. There is also a risk that our customers will attempt to impose new or additional requirements on us that reduce the profitability of those customers for us. If we do not develop relationships with new customers, we may not be able to increase, or even maintain, our revenue, and our financial condition, results of operations, business and/or prospects may be materially adversely affected.

  Our success depends on the sale of a limited number of products.

        A significant portion of our operating profits has historically been derived from sales of DSS units, with DSS sales accounting for 72% of our revenue in the fiscal year ended March 28, 2009, 79% of our revenue in the fiscal year ended March 31, 2008 and 85% of our revenue in the fiscal year ended March 31, 2007. There can be no assurance that DSS sales will increase beyond, or be maintained at, past levels. Factors affecting the level of future DSS sales include factors beyond our control, including, but not limited to, competing product offerings by other photovoltaic equipment manufacturers. There can be no assurance that we will be able to successfully diversify our product offering to include, for example, additional CVD reactors and converters, and thereby increase our revenue and/or maintain our profits in the event of a decline in DSS sales. If sales of DSS units decline for any reason, our financial condition, results of operations, business and/or prospects could be materially adversely affected.

  We depend on a limited number of third party suppliers.

        We use component parts supplied by a small number of third party suppliers in our products and source most equipment used in our turnkey solutions from third party suppliers. Our supplier agreements are typically short-term in nature, which leaves us vulnerable to the risk that our suppliers may change the terms on which they have previously supplied products to us or cease supplying products to us at any time and for any reason. There is no guarantee that we will maintain relationships with our existing suppliers or develop new relationships with other suppliers. In addition, many of our suppliers are small companies that may cease operations for any reason, including financial viability reasons, and/or may be unable to meet increases in our demand for component parts and equipment, as we expand and grow our business. We are also dependent on our suppliers to maintain the quality of the components we use and the increased demands placed on these suppliers as we continue to grow may result in quality control problems. We may be unable to identify replacement or additional suppliers or qualify their products in a timely manner and on commercially reasonable terms. Component parts supplied by new suppliers may also be less suited to our products than the component parts supplied by our existing suppliers. Certain of the component parts used in our products have been developed, made or adapted specifically for us. Such parts are not generally available from many vendors and could be difficult to source elsewhere. As a result, there may be a significant time lag in securing an alternative source of supply.

        Our failure to obtain sufficient component parts and/or third party equipment that meet our requirements in a timely manner and on commercially reasonable terms could interrupt or impair our ability to fabricate our products and provide turnkey solutions, and may adversely impact our plans to expand and grow our business, as well as result in a loss of market share. Further, such failure may prevent us from delivering our products as required by the terms of our contracts with our customers, and may harm our reputation and result in breach of contract and other claims being brought against us by our customers. Any changes to our current supply arrangements, whether to the terms of supply from existing suppliers or a change in our suppliers, may also increase our costs.

        As a result of any of the foregoing factors, our financial condition, results of operations, business and/or prospects could be materially adversely affected.

         We may face product liability claims and/or claims in relation to third party equipment.

        It is possible that our products could result in property damage and/or personal injury, whether by product malfunctions, defects, improper use or installation or other causes. We cannot predict whether or not product liability claims will be brought against us or the effect of any resulting negative publicity on our business, which may include loss of existing customers, failure to attract new customers and a decline in sales. The successful assertion of product liability claims against us could result in potentially significant monetary damages being payable by us, and we may not have adequate resources to satisfy any judgment against us. Furthermore, it may be difficult to determine whether any damage or injury was due to product malfunction or operator error. For example, two of our customers have experienced accidents at their respective facilities involving our DSS units, the most recent of which occurred in December 2006, and resulted in two deaths. To date, we have not received any product liability or other claims with respect to such accidents. The bringing of product liability claims against us, whether ultimately successful or not, could have a material adverse effect on our financial condition, results of operations, business and/or prospects.

        We provide third party equipment in connection with both turnkey solutions and stand-alone sales. There can be no guarantee that such third party equipment will function in accordance with our intended or specified purpose or that the customer's personnel, in particular those who are inexperienced in the use of the specialized equipment sold by us, will be able to install and operate it, which may result in the return of products and/or claims by the customer against us. In the event of a claim against us, there is no guarantee that we will be able to recover all or any of our loss from the third party equipment provider. Any such claim, in particular in the case of a turnkey solution where the customer may return other equipment sold by us or cancel related orders, could have a material adverse effect on our financial condition, results of operations, business and/or prospects.

         Our future success depends on our management team and on our ability to attract and retain key employees and to integrate new employees into our management team successfully.

        We are dependent on the services of our management team. Although certain of these individuals are subject to service agreements with us, any and all of them may choose to terminate their employment with us on thirty or fewer days' notice. The loss of any member of the management team could have a material adverse effect on our financial condition, results of operations, business and/or prospects. There is a risk that we will not be able to retain or replace these or other key employees. Integrating new employees into our management team could prove disruptive to our daily operations, require a disproportionate amount of resources and management attention and ultimately prove unsuccessful. This may have a material adverse effect on our financial condition, results of operations, business and/or prospects.

        On May 22, 2009, our chief financial officer, Robert Woodbury, resigned. We have begun the process of selecting a new chief financial officer but are unable to predict how long the selection process, which could be challenging, will take and when we will name a new chief financial officer. In the meantime, our finance organization is being led by Richard Johnson, our Vice President, Finance and Corporate Controller, on whom we will be more dependent during this transition period.

  We may be unable to attract, train and retain technical personnel.

        Our future success depends, to a significant extent, on our ability to continue to develop and improve our technology and to attract, train and retain experienced and knowledgeable technical personnel. Recruiting and retaining capable personnel, particularly those with expertise in the polysilicon and/or solar products industries, is vital to our success. There is substantial competition for qualified technical personnel, and qualified personnel are currently, and for the foreseeable future are likely to remain, a limited resource. Locating candidates with the appropriate qualifications, particularly for our New Hampshire and Montana locations, can be costly, time-consuming and difficult. There can be no assurance that we will be able to attract new, or retain existing, technical personnel. We may need to provide higher compensation or increased training to our personnel than currently anticipated. If we are unable to attract and retain qualified personnel, or must change the terms on which our personnel are employed, our financial condition, results of operations, business and/or prospects may be materially adversely affected.

         We may be unable to protect our intellectual property adequately and may face litigation to protect our intellectual property rights.

        Our ability to compete effectively against other solar equipment manufacturers will depend, in part, on our ability to protect our current and future proprietary technologies, product designs, business methods and manufacturing processes under relevant intellectual property laws, combined in some circumstances with protecting our patent, trademark and copyright rights and rights under trade secrecy and unfair competition laws. Third parties may infringe, misappropriate or otherwise violate our proprietary technologies, product designs, manufacturing processes and our intellectual property rights therein, which could have a material adverse effect on our financial condition, results of operations, business and/or prospects. Litigation to prevent, or seek compensation for, such infringement, misappropriation or other violation may be costly and may divert management attention and other resources away from our business without any guarantee of success.

        We rely upon unpatented proprietary manufacturing expertise, continuing technological innovation and other trade secrets to develop and maintain our competitive position. This includes both proprietary information of ours and proprietary information licensed from third parties. While we generally enter into confidentiality and non-disclosure agreements with our employees and third parties to protect our intellectual property and that of our licensors, such confidentiality and non-disclosure agreements could be breached and are limited, in some instances, in duration, and may not provide meaningful protection for the trade secrets or proprietary manufacturing expertise that we hold or that is licensed to us. We have had in the past and may continue to have certain of our employees terminate their employment with us to work for one of our customers or competitors. Adequate or timely remedies may not be available in the event of misappropriation, unauthorized use or disclosure of our manufacturing expertise, technological innovations and trade secrets. In addition, others may obtain knowledge of our manufacturing expertise, technological innovations and trade secrets through independent development or other legal means and, in such cases, we could not assert any trade secret rights against such a party.

        As of March 28, 2009, we had 11 U.S. patents, 9 pending U.S. patent applications, 5 foreign patents and 15 pending foreign patent applications. To the extent that we rely on patent protection, our patents may provide only limited protection for our technology and may not be sufficient to provide competitive advantages to us. For example, competitors could develop similar or more advantageous technologies or design around our patents. In addition, patents are of limited duration. Any issued patents may also be challenged, invalidated or declared unenforceable. If our patents are challenged, invalidated or declared unenforceable, other companies will be better able to develop products that compete with ours, which could adversely affect our competitive business position, business prospects and financial condition. Further, we may not have, or be able to obtain, effective patent protection in all of our key sales territories. Our patent applications may not result in issued patents and, even if they do result in issued patents, the patents may not include rights of the scope that we seek. The patent position of technology-oriented companies, including ours, is uncertain and involves complex legal and factual considerations. Accordingly, we do not know what degree of protection we will obtain from our proprietary rights or the breadth of the claims allowed in patents issued to us or to others. Further, given the costs of obtaining patent protection, we may choose not to protect certain innovations that later turn out to be important to our business.

        Certain of the intellectual property used by us are used under license from third parties. In the event that we were to breach the terms of such license agreements, we could lose our ability to use the relevant intellectual property, which could have a material adverse effect on us and our ability to operate.

         The international nature of our business subjects it to a number of risks, including unfavorable political, regulatory, labor and tax conditions in foreign countries.

        A substantial majority of our marketing and distribution takes place outside the United States, and a substantial percentage of our sales are to customers outside the United States. In the fiscal year ended March 28, 2009, we derived 87% of our revenue from sales to customers in Asia. We also have contracts with customers in Europe and expect to recognize revenue from sales to customers in Europe in the future. As a result, we are subject to the legal, political, social and regulatory requirements and economic conditions of many jurisdictions other than the United States. Risks inherent to maintaining international operations, include, but are not limited to, the following:

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  withholding taxes or other taxes on our foreign income, tariffs or other restrictions on foreign trade and investment, including currency exchange controls imposed by or in other countries;

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  the inability to obtain, maintain or enforce intellectual property rights in other jurisdictions, at a reasonable cost or at all;

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  difficulty with staffing and labor force and managing widespread operations;

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  trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our products and make our product offering less competitive in some countries; and

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  our establishing ourselves and becoming tax resident in foreign jurisdictions.

        Our business in foreign markets requires us to respond to rapid changes in market conditions in these countries. Our overall success as a global business depends, in part, on our ability to succeed under differing legal, regulatory, economic, social and political conditions. There can be no assurance that we will be able to develop, implement and maintain policies and strategies that will be effective in each location where we do business. As a result of any of the foregoing factors, our financial condition, results of operations, business and/or prospects could be materially adversely affected.

         We are subject to the legal systems of the countries in which we offer and sell our products.

        We offer and sell our products internationally, including in some emerging markets. As a result, we are and/or may become subject to the laws, regulations and legal systems of the various jurisdictions in which we carry on business and/or in which our customers or suppliers are located. Among the laws and regulations applicable to our business are health and safety and environmental regulations, which vary from country to country and from time to time. We must therefore design our products and ensure their manufacture so as to comply with all applicable standards. Compliance with legal and regulatory requirements, including any change in existing legal and regulatory requirements, may cause us to incur costs and may be difficult, impractical or impossible. Accordingly, foreign laws and regulations which are applicable to us may have a material adverse effect on our financial condition, results of operations, business and/or prospects.

        As a result of the procedural requirements or laws of the foreign jurisdictions in which we carry on business and/or in which our customers or suppliers are located, we may experience difficulty in enforcing supplier or customer agreements or certain provisions thereof, including, for example, the limitations on the product warranty we typically provide to our customers. In some jurisdictions, enforcement of our rights may not be commercially practical in light of the duration, cost and unpredictability of such jurisdiction's legal system. Any inability by us to enforce, or any difficulties experienced by us in enforcing, our contractual rights in foreign jurisdictions may have a material adverse effect on our financial condition, results of operations, business and/or prospects.

         We face particular commercial, jurisdictional and legal risks associated with our business in China.

        We have had significant sales in China. For example, in the fiscal year ended March 28, 2009, Chinese companies accounted for 62% of our revenue. Further, we have recently opened facilities in China. Accordingly, our financial condition, results of operations, business and/or prospects could be materially adversely affected by economic, political and legal conditions and/or developments in China.

        Examples of economic and political developments that could adversely affect us include government control over capital investments or changes in tax regulations that are applicable to us. In addition, a substantial portion of the productive assets in China remain government owned. The Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the Chinese government to slow the pace of growth of the Chinese economy could result in decreased capital expenditures by solar product manufacturers, which in turn could reduce demand for our products. Additionally, China has historically adopted laws, regulations and policies which impose additional restrictions on the ability of foreign companies to conduct business in China or otherwise place them at a competitive disadvantage in relation to domestic companies. Any adverse change in economic conditions or government policies in China could have a material adverse effect on our overall economic growth and therefore have an adverse effect on our financial condition, results of operations, business and/or prospects.

        We also face risks associated with Chinese laws and the Chinese legal system. China's legal system is rapidly evolving and, as a result, the interpretation and enforcement of many laws, regulations and rules are not always uniform and legal proceedings in China often involve uncertainties. The legal protections available to us may therefore be uncertain and may be limited. Enforcement of Chinese intellectual property related laws has historically been weak, primarily because of ambiguities in Chinese laws and difficulties in enforcement. Accordingly, the intellectual property rights and confidentiality protections available to us in China may not be as effective as in the United States or other countries. In addition, any litigation brought by or against us in China may be protracted and may result in substantial costs and diversion of resources and management attention and the anticipated outcome would be highly uncertain. As a result of the foregoing factors, our financial condition, results of operations, business and/or prospects may be materially adversely affected.

         We may face claims in relation to the infringement, misappropriation, or other violation of proprietary manufacturing expertise, technological innovation, and other intellectual property rights.

        We face potential claims by third parties of infringement, misappropriation, or other violation of such third parties' intellectual property rights. From time to time we have received and may in the future receive notices or inquiries from other companies regarding our services or products suggesting that we may be infringing their patents or misappropriating their intellectual property rights. Such notices or inquiries may, among other things, threaten litigation against us. In some instances these notices or inquiries may be sent by patent holding companies who have no relevant product line and against whom our patents may therefore provide little or no deterrence. Furthermore, the issuance of a patent does not guarantee that we have the right to practice the patented invention. Third parties may have blocking patents that could be used to prevent us from marketing our own patented product and practicing our own patented technology. In addition, third parties could allege that our products and processes make use of their unpatented proprietary manufacturing expertise and/or trade secrets, whether in breach of confidentiality and non-disclosure agreements or otherwise. If an action for infringement, misappropriation, or other violation of third party rights were successfully brought against us, we may be required to cease our activities on an interim or permanent basis and could be ordered to pay compensation, which could have a material adverse effect on our financial condition, results of operations, business and/or prospects. Additionally, if we are found to have willfully infringed certain intellectual property rights of another party, we may be subject to treble damages and/or be required to pay the other party's attorney's fees. Alternatively, we may need to seek to obtain a license of the third party's intellectual property rights or trade secrets, which may not be available, whether on reasonable terms or at all. In addition, any litigation required to defend such claims brought by third parties may be costly and may divert management attention and other resources away from our business, without any guarantee of success. Moreover, we may also not have adequate resources to devote to our business in the event of a successful claim against us.

        From time to time, we hire personnel who may have obligations to preserve the secrecy of confidential information and/or trade secrets of their former employers. Some former employers monitor compliance with these obligations. For example, a former employer of three of our current employees, one of whom is one of our executive officers, contacted us seeking assurance that its ex-employees were honoring their confidentiality obligations to the former employer. We also received a similar inquiry from the former employers of two other employees. In both instances, we believe that we have provided such former employers with such assurance. While we have policies and procedures in place to guard against the risk of breach by our employees of confidentiality obligations to their former employers, there can be no assurance that a former employer of one or more of our employees will not allege a breach and seek compensation for alleged damages. If such a former employer were to successfully bring such a claim, our know-how and/or skills base could be restricted and our ability to produce certain products and/or to continue certain business activities could be affected, to the detriment of our financial condition, results of operations, business and/or prospects.

         We may potentially be subject to concentration of credit risk related to our cash equivalents.

        We may potentially be exposed to losses in the event of nonperformance by the financial counterparties to our cash investments. This risk may be heightened as a result of the current financial crisis and volatility in the markets. We manage the concentration risk by making investments that comply with our investment policy. Currently, our cash equivalents are invested in exchange traded money market mutual funds. Although we do not currently believe the principal amounts of these investments are subject to any material risk of loss, the recent volatility in the financial markets is likely to significantly impact the investment income we receive from these investments. In general, increases of credit risk related to our cash equivalents could have a material adverse effect on our financial condition, results of operations, business and/or prospects.

         Our new credit facilities contain covenants that impose significant restrictions on us.

        We have recently entered into a senior credit facility and a cash-collateralized letter of credit facility, in each case, with a syndicate of financial institutions. We have the capacity to incur substantial indebtedness under the senior credit facility. Furthermore, the credit agreements that we enter into with respect to these facilities contain covenants that restrict our and our subsidiaries' ability to make certain distributions with respect to our capital stock, prepay other debt, encumber our assets, incur additional indebtedness, engage in business combinations and undertake various other corporate activities. These covenants require us also to maintain certain specified financial ratios, including those relating to net leverage and fixed charge coverage.

        Our failure to comply with any of the covenants set forth in the final credit agreements could result in the acceleration of our outstanding indebtedness, if any, under these facilities. If such acceleration occurs, we would be required to repay our indebtedness, and we may not have the ability to do so or the ability to refinance our indebtedness. Even if new financing is made available to us, it may not be available on acceptable or reasonable terms. An acceleration of our indebtedness could impair our ability to operate as a going concern.

         We may face significant warranty claims.

        Our DSS products are generally sold with a standard warranty for technical defects for a period equal to the shorter of: (i) twelve months from the date of acceptance by the customer; or (ii) fifteen months from the date of shipment. We provide longer warranty coverage in our polysilicon business, typically covering a period not exceeding twenty-four months from delivery. The warranty is typically provided on a repair or replace basis, and is not limited to products or parts manufactured by us. As a result, we bear the risk of warranty claims on all products we supply, including equipment and component parts manufactured by third parties. Our warranty expenses were approximately $2.3 million for the fiscal year ended March 28, 2009, $1.9 million for the fiscal year ended March 31, 2008 and $0.9 million for the fiscal year ended March 31, 2007. There can be no assurance that we will be successful in claiming under any warranty or indemnity provided to us by our suppliers in the event of a successful warranty claim against us by a customer or that any recovery from such supplier would be adequate. There is a risk that warranty claims made against us could have a material adverse effect on our financial condition, results of operations, business and/or prospects.

         Exchange rate fluctuations may make our products less attractive to non-U.S. customers and otherwise have a negative impact on our operating results.

        Our reporting currency is the U.S. dollar and almost all of our contracts are denominated in U.S. dollars. However, approximately 98%, 99% and 90% of our revenue was generated from sales to customers located outside the United States in the fiscal years ended March 28, 2009, March 31, 2008 and March 31, 2007 respectively, and we expect that a large percentage of our future revenue will continue to be derived from sales to customers located outside the United States. Changes in exchange rates between foreign currencies and the U.S. dollar could make our products less attractive to non-U.S. customers and therefore decrease our sales and gross margins. In addition, we incur costs in the local currency of the countries outside the United States in which we operate and as a result are subject to currency translation risk. Exchange rates between a number of foreign currencies and the U.S. dollar have fluctuated significantly over the last few years and future exchange rate fluctuations may occur. Currently, our largest foreign currency exposure is the Euro, primarily from purchases of equipment from vendors located in Europe. We enter into forward foreign exchange rate contracts to hedge portions of these purchases. Our hedging activities may not be successful in reducing our exposure to foreign exchange rate fluctuations. Future exchange rate fluctuations may have a material adverse effect on our financial condition, results of operations, business and/or prospects.

        Due to recent delays in deliveries requested by our polysilicon customers, we began negotiations with vendors to delay deliveries under certain of our inventory purchase commitments. As a result, during the three months ended June 27, 2009, certain of our forward foreign exchange contracts to purchase euros no longer qualified as cash flow hedges under SFAS No. 133 because the hedging relationship was no longer deemed to be highly effective. We entered into offsetting forward foreign exchange contracts to sell euros to mitigate any further foreign exchange risk related to those foreign exchange contracts. As a result, we had euro denominated purchase commitments of approximately €35.2 million, net of advances on inventory purchases and available euro in our ending cash balances, that were unhedged at June 27, 2009. Once negotiations with these vendors have been finalized, we will evaluate whether or not to initiate new foreign forward exchange contracts against these purchase commitments.

         An increase in interest rates or the reduced availability of financing could reduce the demand for our products.

        Our customers may use debt or equity financing to purchase our products and otherwise run their businesses. As a result, an increase in interest rates or the reduced availability of financing in any of the markets in which our customers operate, including Europe, Asia and the United States, could make it difficult for existing and potential customers to secure the financing necessary to purchase our products. In addition, end users of photovoltaic products may depend on debt financing to fund the initial capital expenditures required to purchase and install photovoltaic applications. As a result, an increase in interest rates or the reduced availability of financing could make it difficult for end-users to secure necessary financing on favorable terms, or at all and therefore could reduce demand for photovoltaic products. Any such decrease in demand for photovoltaic products could, in turn, result in decreased demand for our products, which are used in the manufacture of photovoltaic products. Thus, an increase in interest rates or the reduced availability of financing could lower demand for our products, reduce our revenues and have a material adverse effect on our financial condition, results of operations, business and/or prospects.

         We are subject to securities class action lawsuits that could adversely affect our business. This litigation, and potential similar or related litigation, could result in substantial damages and may divert management's time and attention from our business.

        Beginning on August 1, 2008, a series of putative securities class action lawsuits were commenced in both the United States District Court for the District of New Hampshire, which has been consolidated in a single action under the caption Braun et al. v. GT Solar International, Inc., et al., as well as New Hampshire state court in the Superior Court for Hillsborough County, Southern District, under the caption Hamel v. GT Solar International, Inc., et al., alleging that we, certain of our officers and directors, the underwriters in our July 2008 initial public offering and others, including certain of our investors, violated various sections of the Securities Act. A derivative suit, captioned Fan v. GT Solar Int'l, Inc., et al., was filed in New Hampshire state court on January 14, 2009 (the "derivative action"). The derivative complaint is asserted nominally on behalf of the Company against certain of the Company's directors and officers and alleges various claims for breach of fiduciary duty, unjust enrichment, abuse of control and gross mismanagement and is premised on the same purported misconduct alleged in the federal action. The complaints, among other things, allege that the registration statement for our July 2008 initial public offering contained material misstatements and omissions regarding our business relationship with LDK Solar, Ltd., one of our customers, JYT Corporation, one of our competitors, and certain of our products, including DSS furnaces. The lawsuits seek, among other things, unspecified compensatory damages plus rescission, interest, attorneys' fees and costs. All of the federal lawsuits have been consolidated.

        We intend to defend these claims vigorously. Nonetheless, the lawsuits discussed above may result in costly and protracted litigation, which may require significant commitment of our financial and management resources and time. The ultimate outcome of any litigation is uncertain and could result in substantial damages. Either favorable or unfavorable outcomes could have a material negative impact on our financial condition or results of operations, due to defense costs, diversion of management resources and other factors. In addition, we may in the future be the target of securities class action lawsuits similar to those described above.

         If we are not able to implement the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, we may be subject to sanctions by regulatory authorities.

        Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting. We will be required to comply with the requirements of Section 404 in our Annual Report on Form 10-K for the fiscal year ended April 3, 2010. We will be evaluating our internal controls systems to allow management to report on, and our independent auditors to attest to, our internal controls. We will be performing the system and process evaluation and testing (and any necessary remediation) required to comply with the management certification and auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. While we anticipate being able to implement requirements relating to internal controls and all other aspects of Section 404 by this deadline, we cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we may be subject to sanctions or investigation by regulatory authorities, such as the SEC or NASDAQ. Any such action could adversely affect our financial results or investors' confidence in us and could cause our stock price to fall. In addition, the controls and procedures that we will implement may not comply with all of the relevant rules and regulations of the SEC and NASDAQ. If we fail to develop and maintain effective controls and procedures, we may be unable to provide financial information in a timely and reliable manner, subjecting us to sanctions and harm to our reputation.

Risks Relating to Our Polysilicon Business

         We have only recently begun to recognize revenue on certain types of CVD reactors.

        We believe that our CVD reactor will account for a significant portion of our future revenue. The first of our 36-rod CVD reactors were delivered to a customer in August 2007, but pre-established reactor output performance criteria were not met until fiscal year ended March 28, 2009.

        Pre-established reactor performance criteria for our 48-rod CVD reactor have not yet been met. If we fail to perform our obligations in respect of the CVD reactor orders we have received, such orders may be terminated and/or we may be required to pay damages or refund all or a portion of the purchase price. Failure to successfully develop our polysilicon products and/or to perform our obligations in respect of orders for CVD reactors could have a material adverse effect on our financial conditions, results of operations, business and/or prospects.

         We license and do not own the technology underlying our new CVD reactor and STC converter products.

        The technology underlying our new CVD reactor and STC converter products is not owned by us, but is licensed under a ninety-nine year license agreement that could be terminated in the event of a material breach by us of such agreement that remains uncured for more than thirty days, or upon our bankruptcy or insolvency. Any termination of our rights to use the technology underlying our new CVD reactor and STC converter products would have a material adverse effect on our ability to offer our polysilicon products and therefore on our financial condition, results of operations, business and/or prospects. See "Business—Intellectual Property" for further details on the agreement pursuant to which we have licensed the CVD reactor and STC converter technology.

         Revenue recognition on sales of our new CVD reactor and STC converter products may be affected by a number of factors, some of which are outside our control.

        Revenue from sales of our reactors and converters is presently recognized by us generally upon customer acceptance in accordance with our revenue recognition policy. The timing of customer acceptance depends on many factors, some of which are outside our control. Acceptance of our polysilicon products does not occur in certain cases until after they have been received by the customer, are operational and have performed satisfactorily in agreed upon tests. It is possible that there may be significant delay between our shipment of reactors and our recognition of revenue. There is therefore a risk that we may be unable to recognize revenue on our existing orders in our backlog for polysilicon products in a timely manner or at all, even if we fully perform our obligations in respect of such orders in a timely manner. Delay in customer acceptance of such orders could adversely affect further demand for our reactors and STC converters, and may adversely affect our financial condition, results of operations, business and/or prospects.

        Our quarterly operating results may fluctuate significantly in the future as a result of our polysilicon products being considered new products under our revenue recognition policy and the significant size of our individual contracts for polysilicon products.

         The market for polysilicon has been cyclical, resulting in periods of insufficient or excess production capacity and could result in variation in demand for our products.

        The market for polysilicon has been cyclical. In recent years, there was a shortage of polysilicon due to production capacity that was insufficient to meet demand. Recently, polysilicon supply has increased due to an increase in polysilicon production capacity as a result of new entrants to the polysilicon production industry. Polysilicon supply has also increased due to a slowdown in the solar panel market and in the semiconductor device market. An excess in production capacity for polysilicon could adversely affect demand for our CVD reactors and STC converters. A lack of demand for our CVD reactor and STC converter products could have a material adverse effect on our financial condition, results of operations, business and/or prospects. Conversely, if there are shortages of polysilicon in the future, the photovoltaic industry may be unable to continue to grow and/or may decline, and, as a result, demand for our solar products may decrease or may be eliminated.

         Our polysilicon business faces direct and indirect competition.

        We are not the only potential provider of polysilicon production equipment to the market. Further, the technology underlying our CVD reactor product is not the only known technology for producing polysilicon. Our CVD reactor is based on the Siemens process, which is a method whereby silicon depositions from silane or trichlorosilane, or TCS, gas are grown on heated rods inside a cooled bell jar. An alternative polysilicon production method is the fluidized bed reactor, or FBR, process, in which polysilicon is grown from hot polysilicon granules suspended in an upward flow of silane or TCS gas inside a specially designed chamber. The FBR process has certain advantages over the Siemens process, including allowing for the continuous production and extraction of polysilicon, consuming less energy and being less labor intensive. There can be no assurance that the FBR process or other polysilicon growth technologies will not supersede the Siemens process as the most commonly used method of polysilicon production. If other technologies for producing polysilicon become more widely used or more widely available, demand for our CVD reactor product, and thus our financial condition, results of operations, business and/or prospects, may be adversely affected.

        Existing direct competitors of our polysilicon business include two German companies and one United States company that we believe have recently entered into several contracts to deliver CVD reactors, based upon what we believe is an existing proven Siemens process reactor design. There can be no assurance that our polysilicon business will compete successfully with these companies. Other existing direct competitors of our polysilicon business include a Russian company and a Chinese company. Although we believe our CVD reactor product to be distinct from the competing products offered by this Russian company and this Chinese company, there can be no assurance that our CVD reactor product will compete successfully with their products. If we are unable to compete successfully with these other products, it may have a material adverse effect on our financial condition, results of operations, business and/or prospects.

        Polysilicon producers currently compete indirectly with our polysilicon business, as demand for our CVD reactor and converter products is likely to be adversely affected by increases in polysilicon supply. Announcements have indicated that major polysilicon producers, including Renewable Energy Corporation ASA, Hemlock Semiconductor Corporation, Wacker Chemie AG, MEMC Electronic Materials, Inc., Mitsubishi Electric Corporation, Sumitomo Electric Industries Ltd. and Tokuyama Corporation, may be planning increases in their polysilicon production capacity.

        Our polysilicon business may also face competition from competitors of which we are not currently aware or which enter into competition with our polysilicon business in the future. Potential competitors may have substantially greater financial, technical, manufacturing and other resources than us. Therefore, other manufacturers may have a competitive advantage because they can realize economies of scale, synergies and purchase certain raw materials and key components at lower prices. Our potential competitors may also have greater brand name recognition, more established distribution networks and larger customer bases, and may be able to devote more resources to the research, development, promotion and sale of their products or to respond more quickly to evolving industry standards and changes in market conditions. Our failure to adapt to changing market conditions and to compete successfully with existing or new competitors may have a material adverse effect on our financial condition, results of operations, business and/or prospects.

         We rely upon a limited number of suppliers of key components and manufacturers for our polysilicon products.

        We use specialist manufacturers to provide vessels and power supplies which are essential to the manufacture and operation of our polysilicon products. Although we currently use five vessel manufacturers and two power supply manufacturers, there can be no assurance that we will be successful in maintaining relationships with any supplier, or that any suppliers will perform as we expect. Our failure to obtain components that meet our quality, quantity and cost requirements in a timely manner could interrupt or impair our ability to manufacture CVD reactors and/or STC converters, and/or increase our costs. In particular, there is a risk that manufacturers being used by us for the CVD reactors may not be able to deliver our products to us in a sufficiently timely manner to enable us to fulfill our obligations to the customer. As a result, we may face breach of contract claims and our reputation may be harmed, which could interrupt or impair our ability to conduct and/or expand our polysilicon business and thereby have a material adverse effect on our financial condition, results of operations, business and/or prospects.

Risks Relating to the Photovoltaic Industry

         We face competition from other manufacturers of equipment for photovoltaic products.

        The solar energy industry and wider renewable energy industry are both highly competitive and continually evolving as participants strive to distinguish themselves within their niche markets and compete with the larger electric power industry. In addition to solar equipment manufacturers, we face competition from companies producing and/or developing other photovoltaic technologies. Many of these competitors have, and future competitors may also have, substantially greater financial, technical, manufacturing and other resources than we do. These resources may provide these other manufacturers with a competitive advantage because they can realize economies of scale, synergies and purchase certain raw materials and key components at lower prices. Current and potential competitors of ours may also have greater brand name recognition, more established distribution networks and larger customer bases, and may be able to devote more resources to the research, development, promotion and sale of their products or to respond more quickly to evolving industry standards and changes in market conditions. Our failure to adapt to changing market conditions and to compete successfully with existing or new competitors may have a material adverse effect on our financial condition, results of operations, business and/or prospects.

         Government subsidies and economic incentives for on-grid solar electricity applications could be reduced or eliminated.

        Demand for photovoltaic equipment, including on-grid applications, has historically been dependent in part on the availability and size of government subsidies and economic incentives. Currently, the cost of solar electricity substantially exceeds the retail price of electricity in most major markets in the world. As a result, federal, state and local governmental bodies in many countries, most notably Germany, Italy, Spain, South Korea, Japan, China and the United States, have provided subsidies in the form of feed-in tariffs, rebates, tax write-offs and other incentives to end-users, distributors, systems integrators and/or manufacturers of photovoltaic products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. Many of these government incentives are due to expire in time, phase out over time, cease upon exhaustion of the allocated funding and/or are subject to cancellation or non-renewal by the applicable authority. For example, in Germany, which historically has been a major market for photovoltaic products, subsidies decline at a rate of between 5% and 6.5% per year, based on the type and size of the photovoltaic system, and discussions are currently underway concerning potential amendments to Germany's Renewable Energy Act, or EEG, which may include the reduction or elimination of subsidies there under. In Spain, which has also been a major market for photovoltaic products, the government has recently reduced subsidies from 2,400 MW per year to 500 MW of solar projects for 2009.

        Further, any government subsidies and economic incentives could be reduced or eliminated altogether at any time and for any reason. Relevant statutes or regulations may be found to be anti-competitive, unconstitutional or may be amended or discontinued for other reasons. For example, the predecessor to the EEG was challenged in Germany on constitutional grounds and in the European Court of Justice as impermissible state aid. Although such challenge was unsuccessful, new proceedings challenging the EEG or comparable minimum price regulations in other countries in which we conduct our business may be initiated. Amendments to the EEG are currently being discussed and there can be no assurance that subsidies and economic incentives under the EEG or other similar legislation in other countries will not be reduced or eliminated.

        The reduction, expiration or elimination of relevant government subsidies or other economic incentives may result in the diminished competitiveness of solar energy relative to conventional and other renewable sources of energy, and adversely affect demand for photovoltaic equipment or result in increased price competition, all of which could cause our sales and revenue to decline and have a material adverse effect on our financial condition, results of operations, business and/or prospects.

         Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of photovoltaic products.

        The market for electricity generation products is heavily influenced by government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies are currently being modified and may be modified again in the future. These regulations and policies could deter end-user purchases of photovoltaic products and investment in the research and development of photovoltaic technology. For example, without a mandated regulatory exception for photovoltaic systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid. These fees could increase the cost to end-users of photovoltaic systems and make such systems less attractive to potential customers, which may have a material adverse effect on demand for our products and our financial condition, results of operations, business and/or prospects.

         The photovoltaic industry may not be able to compete successfully with conventional power generation or other sources of renewable energy.

        Although the photovoltaic industry has experienced substantial growth over the last five years, it still comprises a relatively small component of the total power generation market and competes with other sources of renewable energy, as well as conventional power generation. Many factors may affect the viability of widespread adoption of photovoltaic technology and thus demand for polysilicon and solar manufacturing equipment, including the following:

  •
  cost-effectiveness of solar energy compared to conventional power generation and other renewable energy sources;

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  performance and reliability of solar modules compared to conventional power generation and other renewable energy sources and products;

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  availability and size of government subsidies and incentives to support the development of the solar energy industry;

  •
  success of other renewable energy generation technologies such as hydroelectric, wind, geothermal and biomass; and

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  fluctuations in economic and market conditions that affect the viability of conventional power generation and other renewable energy sources, such as increases or decreases in the prices of oil and other fossil fuels.

        As a result of any of the foregoing factors, our financial condition, results of operations, business and/or prospects could be materially adversely affected.

         Technological changes in the photovoltaic industry could render existing products and technologies uncompetitive or obsolete.

        The photovoltaic industry is rapidly evolving and is highly competitive. Technological advances may result in lower manufacturing costs for photovoltaic products and/or photovoltaic product manufacturing equipment, and may render existing photovoltaic products and/or photovoltaic product manufacturing equipment obsolete. We will therefore need to keep pace with technological advances in the industry, including committing resources to ongoing research and development, acquiring new technologies, continually improving our existing products and continually expanding and/or updating our product offering, in order to compete effectively in the future. Our failure to further refine our technology and/or develop and introduce new solar power products could cause our products to become uncompetitive or obsolete, which could adversely affect demand for our products, and our financial condition, results of operations, business and/or prospects.

Risks Relating to Our Common Stock

         The owners of our major stockholder, GFI and Oaktree, continue to have significant influence over all matters submitted to a stockholder vote, which limit the ability of other shareholders to influence corporate activities and may adversely affect the market price of our common stock.

        Upon completion of the initial public offering, GT Solar Holdings, LLC continues to own or control common stock representing, in the aggregate, a 73.6% voting interest in us. Investment funds managed by GFI and Oaktree are the managing members and principal shareholders of GT Solar Holdings, LLC. As a result, GFI and Oaktree have substantial influence over the outcome of votes on all matters requiring approval by our stockholders, including the election of directors, the adoption of amendments to our certificate of incorporation and by-laws and approval of significant corporate transactions. GFI and Oaktree can also take actions that have the effect of delaying or preventing a change in control of us or discouraging others from making tender offers for our shares, which could prevent stockholders from receiving a premium for their shares. These actions may be taken even if other stockholders oppose them. Moreover, this concentration of stock ownership may make it difficult for stockholders to replace management. In addition, this significant concentration of stock ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. This concentration of control could be disadvantageous to other stockholders with interests different from those of our officers, directors and principal stockholders and the trading price of shares of our common stock could be adversely affected.

         Conflicts of interest may arise because some of our directors are principals of our principal stockholder.

        Two partners of GFI serve on our eight-member board of directors. GFI and its affiliates may invest in entities that directly or indirectly compete with us or companies in which they currently invest may begin competing with us. As a result of these relationships, when conflicts between the interests of GFI and the interests of our other stockholders arise, these directors may not be disinterested. Although our directors and officers have a duty of loyalty to us under Delaware law and our certificate of incorporation, transactions that we enter into in which a director or officer has a conflict of interest are generally permissible so long as (1) the material facts relating to the director's or officer's relationship or interest as to the transaction are disclosed to our board of directors and a majority of our disinterested directors, or a committee consisting solely of disinterested directors, approves the transaction, (2) the material facts relating to the director's or officer's relationship or interest as to the transaction are disclosed to our stockholders and a majority of our disinterested stockholders approves the transaction or (3) the transaction is otherwise fair to us.

         GFI and its affiliates and investment funds do not have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do.

        Under our certificate of incorporation, none of GFI or its affiliates and investment funds (together a "GFI Entity"), nor any director, officer, stockholder, member, manager and/or employee of a GFI Entity, has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do. In the event that any GFI Entity acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy in such corporate opportunity, and the GFI Entity will not have any duty to communicate or offer such corporate opportunity to us and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person. In addition, GFI's representatives will not be required to offer to us any transaction opportunity of which they become aware and could take any such opportunity for themselves or offer it to other companies in which they have an investment, unless such opportunity is expressly offered to them solely in their capacity as a director of ours.

         Future sales of our common stock, or the perception in the public markets that these sales may occur, could depress our stock price.

        Future sales of substantial amounts of our common stock in the public market or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. In addition, future equity financings could also result in dilution to our stockholders and new securities could have rights, preferences and privileges that are senior to those of the shares offered hereby. As of March 28, 2009, we had 143.0 million shares of common stock outstanding of which approximately 73.6% are owned by GT Solar Holdings, LLC, which is controlled by investment funds affiliated with GFI and Oaktree, which have demand registration rights with respect to shares held indirectly by them. If this right is exercised and a large number of shares are sold, these holders could cause the price of our common stock to decline. Moreover, approximately 7.1 million additional shares of our common stock were issuable upon the exercise of outstanding vested and unvested options and upon vesting of restricted stock units. In the event that any outstanding options are exercised, existing stockholders would suffer immediate and substantial dilution of their investment.

         Our certificate of incorporation and by-laws contain provisions that could discourage another company from acquiring us and may prevent attempts by our stockholders to replace or remove our current management.

        Some provisions of our certificate of incorporation and by-laws may have the effect of delaying, discouraging or preventing a merger or acquisition that our stockholders may consider favorable, including transactions in which stockholders may receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace or remove our board of directors. These provisions include:

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  the removal of directors only by the affirmative vote of the holders of two-thirds of the shares of our capital stock entitled to vote;

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  any vacancy on our board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by vote of the directors then in office;

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  inability of stockholders to call special meetings of stockholders or take action by written consent;

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  advance notice requirements for board nominations and proposing matters to be acted on by stockholders at stockholder meetings; and

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  authorization of the issuance of "blank check" preferred stock without the need for action by stockholders.

         Our common stock has only been publicly traded since July 24, 2008, and we expect that the price of our common stock may fluctuate substantially.

        There has been a public market for our common stock only since July 24, 2008. Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. Factors that could cause fluctuations in our stock price may include, among other things:

  •
  actual or anticipated variations in quarterly operating results;

  •
  changes in financial estimates by us or by any securities analysts who may cover our stock or our failure to meet the estimates made by securities analysts;

  •
  changes in the market valuations of other companies operating in our industry;

  •
  announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures;

  •
  changes in governmental policies with respect to energy;

  •
  additions or departures of key personnel; and

  •
  sales of our common stock, including sales of our common stock by our directors and officers or by our principal stockholders.

         Our quarterly operating results have fluctuated significantly in the past and we expect that our quarterly results will continue to fluctuate significantly in the future.

        Our quarterly operating results have fluctuated significantly in the past and we expect that our quarterly results will continue to fluctuate significantly in the future. Future quarterly fluctuations may result from a number of factors, including:

  •
  the size of new contracts and when we are able to recognize the related revenue, especially with respect to our new polysilicon products;

  •
  requests for delays in deliveries by our customers;

  •
  delays in customer acceptances of our products;

  •
  delays in deliveries from our vendors;

  •
  our rate of progress in the fulfillment of our obligations under our contracts;

  •
  the degree of market acceptance of our products and service offerings;

  •
  the mix of products and services sold;

  •
  budgeting cycles of our customers;

  •
  product lifecycles;

  •
  changes in demand for our products and services;

  •
  the level and timing of expenses for product development and sales, general and administrative expenses;

  •
  competition by existing and emerging competitors in the photovoltaic industry;

  •
  our success in developing and selling new products and services, controlling costs, attracting and retaining qualified personnel and expanding our sales force;

  •
  changes in our strategy;

  •
  foreign exchange fluctuations; and

  •
  general economic conditions.

        Based on these factors, we believe our future operating results will vary significantly from quarter-to-quarter and year-to-year. As a result, quarter-to-quarter and year-to-year comparisons of operating results are not necessarily meaningful nor do they indicate what our future performance will be.

         We currently do not intend to pay dividends on our common stock and as a result, the only opportunity to achieve a return on an investment in our common stock is if the price appreciates.

        On June 30, 2008 we declared a dividend in the aggregate amount of $90.0 million that was paid to the then existing stockholders, including GT Solar Holdings, LLC. We paid that dividend on August 1, 2008. We currently do not expect to declare or pay dividends on our common stock in the foreseeable future. As a result, the only opportunity to achieve a return on an investment in our common stock will be if the market price of our common stock appreciates and the shares are sold at a profit. We cannot assure our investors that the market price for our common stock will ever exceed the price that was paid.

         Our actual operating results may differ significantly from our guidance.

        From time to time, we release guidance in our quarterly earnings releases, quarterly earnings conference call or otherwise, regarding our future performance that represent our management's estimates as of the date of release. This guidance, which includes forward-looking statements, is based on projections prepared by our management. These projections are not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our registered public accountants nor any other independent expert or outside party compiles or examines the projections and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto.

        Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. We generally state possible outcomes as high and low ranges which are intended to provide a sensitivity analysis as variables are changed but are not intended to represent that actual results could not fall outside of the suggested ranges. The principal reason that we release guidance is to provide a basis for our management to discuss our business outlook with analysts and investors. We do not accept any responsibility for any projections or reports published by any such persons. Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date of release. Actual results will vary from our guidance and the variations may be material. In light of the foregoing, investors are urged not to rely upon, or otherwise consider, our guidance in making an investment decision in respect of our common stock.

        Any failure to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth in the "Risk Factors" set forth above or in other documents we file with the Securities and Exchange Commission could result in the actual operating results being different from our guidance, and such differences may be adverse and material.

 FORWARD-LOOKING STATEMENTS

        This prospectus, any applicable prospectus supplement and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward looking statements.

        In most cases, you can identify forward looking statements by the following words: "may," "will," "would," "should," "expect," "anticipate," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue," "on-going" or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or state other "forward-looking" information based on currently available information.

        There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading "Risk Factors" in this prospectus, any documents incorporated by reference herein and the following factors:

  •
  the potential adverse impact of general economic conditions on demand for our products;

  •
  current future credit and financial market conditions;

  •
  the failure of amounts in our order backlog to result in actual revenue or to translate into profits;

  •
  our dependence on a small number of customers;

  •
  our dependence on the sale of a limited number of products;

  •
  our dependence on a limited number of third party suppliers;

  •
  product liability claims and/or claims in relation to third party equipment;

  •
  loss of any of our management team or our inability to attract and retain key employees or integrate new employees into our management team;

  •
  our inability to attract, train and retain technical personnel;

  •
  our inability to protect our intellectual property and the possibility of litigation to protect our intellectual property rights;

  •
  risks associated with the international nature of our business, including of unfavorable political, regulatory, labor and tax conditions in foreign countries;

  •
  compliance with legal systems in other countries in which we offer and sell our products;

  •
  commercial, jurisdictional and legal risks associated with our business in China;

  •
  claims relating to the infringement, misappropriation or other violation of proprietary manufacturing expertise, technological innovation and other intellectual property rights;

  •
  concentration of credit risk related to our cash equivalents;

  •
  our inability to comply with covenants in our credit facilities;

  •
  our exposure to warranty claims;

  •
  our exposure to exchange rate fluctuations;

  •
  the effect of increases in interest rates or the reduced availability of financing on demand for our products;

  •
  the securities class action lawsuits relating to our initial public offering;

  •
  our inability to implement the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner;

  •
  our inability to recognize revenue on sales of new products, including our 48-rod CVD reactor;

  •
  our lack of ownership of the technology underlying our CVD reactor;

  •
  cyclicality in the market for polysilicon and variation in demand for products sold in our polysilicon business;

  •
  direct and indirect competition for our polysilicon production equipment;

  •
  our reliance on a limited number of suppliers and manufacturers for our polysilicon business;

  •
  competition from other manufacturers of photovoltaic products;

  •
  the loss of government subsidiaries or economic incentives for on-grid solar electricity applications;

  •
  existing regulations and policies or changes to regulations and policies relating to the electric utility industry;

  •
  inability of the photovoltaic industry to compete successfully with conventional power generation or other sources of renewable energy; and

  •
  technological changes in the photovoltaic industry that render existing products and technologies uncompetitive or obsolete.

        The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other statements that are included under the heading "Risk Factors" included in this prospectus and the documents incorporated by reference herein.

        You should read these risk factors and the other cautionary statements made in this prospectus as being applicable to all related forward looking statements wherever they appear in this prospectus. We cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all.

        The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except to the extent required by applicable securities law.

SELLING STOCKHOLDER

Beneficial Ownership

        The following table sets forth information with respect to the beneficial ownership of our common stock held as of August 5, 2009 by the selling stockholder, the number of shares being offered hereby and information with respect to shares to be beneficially owned by the selling stockholder assuming all the shares registered hereunder are sold. The percentages in the following table reflect the shares beneficially owned by the selling stockholder as a percentage of the total number of shares of our common stock outstanding as of August 5, 2009.

	Shares Beneficially Owned Prior to the Offering		Shares Offered Hereby	Shares Beneficially Owned After the Offering(1)
Name	Number	Percentage	Number	Number	Percentage
GT Solar Holdings, LLC(2)	105,538,149	73.6%	105,538,149	—	—%

(1)
Assumes that the selling stockholder disposes of all the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.

(2)
All of the shares reported are directly owned by GT Solar Holdings, LLC. OCM/GFI Power Opportunities Fund II, L.P., or the "Main Fund," and OCM/GFI Power Opportunities II (Cayman), L.P. ("Cayman Fund" and together with the Main Fund, "OCM/GFI Funds") are together the managing member of GT Solar Holdings, LLC. Each of GFI Energy Ventures LLC, or "GFI" and Oaktree Capital Management, L.P., or "OCM," is an investment manager of each of the OCM/GFI Funds. As a result, each of the OCM/GFI Funds, GFI and OCM may be deemed to have beneficial ownership of the shares owned by GT Solar Holdings, LLC. Oaktree Capital Group Holdings GP, LLC or "Oaktree Group," ultimately controls OCM. Oaktree Group is a limited liability company managed by Howard S. Marks, Bruce A. Karsh, Sheldon M. Stone, D. Richard Masson, Larry W. Keele, Stephen A. Kaplan, John B. Frank, David Kirchheimer and Kevin L. Clayton. Voting and investment power with respect to securities owned by the OCM/GFI Funds is exercised by a four-person committee, composed of two representatives of GFI (any of Messrs. Lawrence D. Gilson, Richard K. Landers, Ian A. Schapiro and Andrew G. Osler) and two representatives of OCM (Messrs. Stephen A. Kaplan and Michael P. Harmon). The OCM/GFI Funds, GFI, OCM, Oaktree Group and all such individuals expressly disclaim beneficial ownership of the shares held by GT Solar Holdings, LLC, except to the extent of their respective pecuniary interests therein. The address for each of GT Solar Holdings, LLC, GFI, the OCM/GFI Funds and Messrs. Landers, Gilson, Schapiro and Osler is c/o GFI Energy Ventures LLC, 11611 San Vicente Blvd., Suite 710, Los Angeles, California 90049. The address for OCM, Oaktree Group and Messrs. Marks, Karsh, Stone, Masson, Keele, Kaplan, Frank, Kirchheimer, Clayton and Harmon is c/o Oaktree Capital Management, L.P., 333 South Grand Avenue, 28th floor, Los Angeles, California 90071.

Material Relationships

        Acquisition by GT Solar Holdings, LLC.    Effective January 1, 2006, GT Solar Incorporated (formerly known as GT Equipment Technologies, Inc.), was acquired by GT Solar Holdings, LLC (the "Acquisition"). The Acquisition was effected through the merger of Glow Merger Corporation, a newly formed wholly owned subsidiary of GT Solar Holdings, LLC, with and into GT Solar Incorporated, with GT Solar Incorporated being the surviving corporation. In connection with the merger, each of the existing stockholders of GT Solar Incorporated (other than the rollover stockholders named below)

received $106.94 per share on account of their common stock. Certain of the existing stockholders of GT Solar Incorporated reinvested a portion of the proceeds they would have otherwise received in the merger by receiving Class A shares of GT Solar Holdings, LLC.

        In connection with the Acquisition, GT Solar Incorporated issued a senior secured promissory note in favor of certain shareholders of GT Solar Holdings, LLC in the aggregate amount of $15.0 million. The proceeds from the issuance of the promissory note were used to fund part of the consideration in the Acquisition. The terms of this note provided for monthly payments of interest at the LIBOR rate plus 3.25%, and for full payment of the principal amount upon the maturity date of April 30, 2006. The lenders under this note were the Main Fund (88.8%) and the Cayman Fund (11.1%).

        Reorganization Merger.    GT Solar International, Inc. was originally incorporated on September 27, 2006 as a wholly owned, direct subsidiary of GT Solar Holdings, LLC. On September 28, 2006, GT Solar International, Inc. entered into the Agreement and Plan of Merger with GT Solar Incorporated and GT Solar Merger Corp., a newly formed wholly owned subsidiary of GT Solar International, Inc., pursuant to which GT Solar Merger Corp. was merged with and into GT Solar Incorporated, with GT Solar Incorporated continuing as the surviving corporation in the merger (the "Reorganization Merger"). In the Reorganization Merger, each outstanding share of common stock of GT Solar Incorporated was converted into one share of common stock of GT Solar International, Inc., and each outstanding option to acquire a share of common stock of GT Solar Incorporated was converted into an option to acquire one share of common stock of GT Solar International, Inc. As a result of the Reorganization Merger, GT Solar International, Inc. issued 8,370,000 shares of common stock. Immediately following, and as a result of, the Reorganization Merger, GT Solar Incorporated became a wholly owned, direct subsidiary of the GT Solar International, Inc. GT Solar International, Inc. is a direct subsidiary of GT Solar Holdings, LLC. The Reorganization Merger was effected to facilitate a proposed admission for trading of the common stock of GT International on the AIM, a market operated by the London Stock Exchange. The proposed admission was abandoned in November 2006.

        Letter of Credit Facility.    On December 29, 2005, GT Solar Holdings, LLC's majority shareholder began to issue letters of credit on behalf of GT Solar in favor of third parties. The first of these letters of credit was issued to backstop letters of credit issued by us under a credit facility we had prior to the Acquisition. The remaining letters of credit were for the specific purpose of satisfying our contractual obligations to our customers. The last of these letters of credit expired on January 9, 2007.

        Senior Secured Exchangeable Promissory Note.    On April 1, 2006, GT Solar Incorporated (formerly known as GT Equipment Technologies, Inc.) issued a promissory note, in the initial nominal amount of $15.0 million, in favor of the Main Fund and each of the other Class A shareholders of GT Solar Holdings, LLC. The note was guaranteed by the issuer's parent company, GT Solar Holdings, LLC, and the issuer's wholly-owned subsidiary, GT Equipment Holdings, Inc., and was secured by the assets and undertakings of GT Solar Incorporated, GT Solar Holdings, LLC and GT Equipment Holdings, Inc. The note accrued interest at 14% per annum, with a minimum of 8% payable in cash. The note had a scheduled maturity of September 15, 2008. The net proceeds from the issuance of this note were used to repay the senior secured promissory note of $15.0 million that was issued in connection with the Acquisition, and was otherwise schedule to mature on April 30, 2006. The original note was issued by Glow Merger Corporation, which was merged with and into GT Solar Incorporated, with GT Solar Incorporated being the surviving corporation. In connection with the repayment of the original note, the Main Fund and the Cayman Fund received approximately $3.6 million and $0.5 million, respectively. Upon the election of the holders of two-thirds of the then outstanding nominal amount of the note, the note was exchangeable for Class A shares in GT Solar Holdings, LLC pursuant to an associated Exchange Agreement by and among GT Solar Holdings, LLC, GT Solar Incorporated and the lenders under the note. We repaid this note in full on April 23, 2007, using cash from operations and terminated the Exchange Agreement.

        Limited Liability Company Agreement of GT Solar Holdings, LLC.    On December 30, 2005, the members of GT Solar Holdings,  LLC, including the Main Fund and the Cayman Fund, Thomas M. Zarrella, our chief executive officer and director, certain of our former directors and executive officers and certain other investors, entered into a limited liability company agreement to establish the affairs of GT Solar Holdings, LLC. The limited liability company agreement provides that, subject to certain exceptions, all aspects of the management and direction of GT Solar Holdings, LLC are the responsibility of the Main Fund and the Cayman Fund, which are, together, the managing member of GT Solar Holdings, LLC.

        The limited liability company agreement authorizes GT Solar Holdings, LLC to issue Class A Shares, Class B Shares, Class C Shares and Class D Shares. The managing member has sole discretion to authorize the issuance by GT Solar Holdings, LLC of any equity securities. The Class A Shares and the Class C Shares are not subject to vesting, and the Class B Shares and the Class D Shares may only be issued to our employees and are subject to vesting. The Class B and Class D Shares vest only so long as the holder thereof remains employed by us.

        Distributions on the Class A Shares, Class B Shares, Class C Shares and Class D Shares have the following order of preference:

  1.
  to the holders of outstanding Class A Shares until the aggregate unreturned capital (as defined in the limited liability company agreement) with respect to the Class A Shares has been reduced to zero;

  2.
  to the holders of outstanding Class A Shares until the aggregate unpaid Class A return (as defined in the limited liability company agreement) with respect to the Class A Shares has been reduced to zero;

  3.
  to the holders of outstanding Class B Shares in such amount as is necessary to cause the aggregate amount distributed in respect of each such outstanding Class B Share to be equal to the aggregate amount theretofore distributed with respect to each outstanding Class A Share pursuant to item 2 above;

  4.
  to the holders of the outstanding Class A Shares and the holders of outstanding Class B Shares, ratably among such holders based upon the aggregate number of Class A Shares and Class B Shares held by each such holder immediately prior to such distribution, until cash distributions made on the Class A Shares result in an internal rate of return, or IRR (as defined in the limited liability company agreement), that is equal to 20%;

  5.
  until cash distributions made on the Class A Shares result in an IRR equal to 30%,

  (i)
  to the holders of outstanding Class C and Class D Shares, ratably among such holders based upon the aggregate number of Class C and Class D Shares held by each such holder immediately prior to such distribution, in such amount as is necessary to cause the distributions with respect to each such Class C Share and Class D Shares to be equal to the product of (i) the aggregate, cumulative amount theretofore distributed with respect to each Class A Share, multiplied by (ii) the product obtained by multiplying (x) the excess of the IRR over 20%, by (y) ten; and

  (ii)
  to the holders of outstanding Class A Shares and Class B Shares ratably among such holders based upon the aggregate number of Class A Shares and Class B Shares held by each such holder immediately prior to such distribution; and

  6.
  all distributions made at or after such time as cash distributions made on the Class A Shares have resulted in an IRR that is equal to or greater than 30% shall be made to the holders of Class A Shares, Class B Shares, Class C Shares and Class D Shares ratably based on holdings of such shares.

        Amounts distributed to holders of Class B Shares and Class D Shares in respect of the unvested portion of such shares shall be retained by GT Solar Holdings, LLC (other than certain tax distributions that GT Solar Holdings, LLC would be obligated to make) and distributed to the holder to the extent the unvested shares become vested in accordance with the terms of the limited liability company agreement.

        Subject to certain exceptions, the holders of Class A Shares have the right to purchase their proportional share of equity securities that GT Solar Holdings, LLC authorizes for issuance or sale to the managing member. The limited liability company agreement generally prohibits the transfer of GT Solar Holdings, LLC's shares by the holders of those shares other than in certain limited circumstances, such as with consent of the managing member or upon a sale of GT Solar Holdings, LLC approved by the managing member or by holders of a majority of GT Solar Holdings, LLC shares issued to the Main Fund and the Cayman Fund. GT Solar Holdings, LLC, followed by the managing member, shall have a right of first refusal to purchase GT Solar Holdings, LLC's shares from a transferring shareholder. Subject to specified conditions, the members of GT Solar Holdings, LLC have certain rights to participate in transfers of shares by the managing member. Subject to specified conditions, the limited liability company agreement requires the members of GT Solar Holdings, LLC to vote for, consent to and raise no objections against a sale of GT Solar Holdings, LLC approved by the managing member or by holders of a majority of the GT Solar Holdings, LLC's shares issued to the Main Fund and the Cayman Fund.

        The limited liability company agreement provides that GT Solar Holdings, LLC will pay or cause its subsidiaries (including GT Solar International, Inc.) to pay the reasonable out of pocket expenses of the Main Fund and the Cayman Fund in the performance of its duties as managing member of GT Solar Holdings, LLC, including, but not limited to: any debt financing documents and each other agreement executed in connection with the limited liability company agreement, and the evaluation and consummation of the transactions contemplated by the limited liability company agreement and those other agreements; any amendments or waivers under or in respect of the limited liability company agreement and those other agreements; the enforcement of rights granted under the limited liability company agreement and those other agreements, or the Main Fund's and the Cayman Fund's direct or indirect investment in GT Solar Holdings, LLC or in GT Solar Incorporated and their respective subsidiaries; governmental filings with respect to such investments; fees and expenses of any lenders of GT Solar Holdings, LLC and its subsidiaries; and any transaction, claim, event or other matter relating to GT Solar Incorporated or its subsidiaries or the transactions contemplated thereby as to which the Main Fund and the Cayman Fund seeks advice of counsel.

        Registration Rights Agreement.    In connection with the Acquisition on December 30, 2005, GT Solar Incorporated, GT Solar Holdings, LLC, the Main Fund and the other shareholders of GT Solar Holdings, LLC entered into a registration rights agreement, dated December 30, 2005. On July 1, 2008, GT Solar, GT Solar Incorporated, GT Solar Holdings, LLC and the Main Fund entered into an amended and restated registration rights agreement, to reflect the fact that GT Solar Holdings, LLC exchanged its common stock of GT Solar Incorporated for shares of common stock of GT Solar, and GT Solar Incorporated became a subsidiary of GT Solar. Pursuant to the amended and restated registration rights agreement, the holders of a majority of the shares issued to the Main Fund in respect of its shareholdings in GT Solar Holdings, LLC, have the right, on either a certain number or an unlimited number of occasions depending on the form of registration to be used, to demand that we register shares of our common stock under the Securities Act, subject to certain limitations. In addition, those holders that hold 5% or more of the shares of our common stock are entitled to piggyback registration rights with respect to the registration of the shares of our common stock. In the event that we propose to register any shares under the Securities Act either for our account or for the account of any of our stockholders, the holders of shares of our common stock having piggyback registration rights are entitled to receive notice of such registration and to include additional shares of our common stock in any such registration, subject to certain limitations.

        These registration rights are subject to conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares of our common stock held by such stockholders to be included in such registration. We are generally required to bear all expenses of such registration (other than underwriting discounts and commissions). In connection with each of these registrations, we have agreed to indemnify the holders of registrable securities against certain liabilities under the Securities Act.

        We registered the shares of certain selling stockholders in our initial public offering in July 2008 and paid approximately $4.2 million of expenses, of which approximately $2.7 million was paid in fiscal 2009, in connection with that offering pursuant to the terms of the registration rights agreement.

        We will pay the expenses (other than any underwriting discounts and commission) of this offering pursuant to the terms of the registration rights agreement.

        Employee Stockholders Agreement.    In connection with the Acquisition, GT Solar Incorporated entered into an employee stockholders agreement, dated December 30, 2005, with GT Solar Holdings, LLC and each individual who executed a counterpart to the employee stockholders agreement as well as any other person who acquired shares of our common stock pursuant to the 2006 Stock Option Plan. On July 1, 2008, GT Solar entered into an amended and restated employee stockholders agreement with GT Solar Holdings, LLC, GT Solar Incorporated and each individual who executed a counterpart to the employee stockholders agreement as well as any other person who acquires shares of our common stock pursuant to the 2006 Stock Option Plan, to assume GT Solar Incorporated's obligations under the original employee stockholders agreement. The amended and restated employee stockholders agreement restricted the transfer of shares of our common stock by the employee stockholders. We had a right of first refusal on proposed sales of our common stock held by employee stockholders and an option to purchase shares held by employee stockholders upon termination their employment. The employee stockholders had the right to participate in a sale of more than 50% of the shares of our common stock held by GT Solar Holdings, LLC, and GT Solar Holdings, LLC has the right to require the employee stockholders to participate in any such sale, on the same terms and conditions, and for the same consideration as, GT Solar Holdings, LLC. The amended and restated employee stockholders agreement terminated automatically upon the completion of our initial public offering.

        Payments to Holders of GT Solar Holdings, LLC Shares.    GT Solar Holdings, LLC used the net proceeds from our initial public offering to make payments in respect of its Class A, Class B, Class C and Class D shares in an aggregate amount of approximately $470.0 million. These payments were made to holders of Class A, Class B, Class C and Class D shares in accordance with the limited liability company agreement of GT Solar Holdings, LLC. These holders elected to receive the payments in cash, shares of our common stock or a combination of cash and shares of our common stock. The following table sets forth the aggregate value of the cash payment, based upon the initial public offering price of $16.50 per share, received by the Power Fund, the Main Fund and an executive officer, all of whom are shareholders of GT Solar Holdings, LLC. The table represents the distribution of the proceeds of our initial public offering by GT Solar Holdings, LLC to its shareholders prior to the distribution by GT Solar Holdings, LLC to its shareholders of its portion of the dividend in the aggregate amount of $90.0 million that we declared on June 30, 2008 and paid to our existing shareholders after the completion of our initial public offering.

Name	Aggregate Value of the Cash Payment (in millions)
OCM/GFI Power Opportunities Fund II, L.P.	$281.7
OCM/GFI Power Opportunities Fund II (Cayman), L.P.	35.2
Thomas M. Zarrella(a) President, Chief Executive Officer and Director	8.5

(a)
In addition to his cash payment Mr. Zarrella received 551,851 shares of our common stock.

        On July 29, 2008, GT Solar Holdings, LLC and Mr. Zarrella entered into a letter agreement pursuant to which the portion of the distribution of our initial public offering proceeds received by Mr. Zarrella in respect of the Class B shares of GT Solar Holdings, LLC held by Mr. Zarrella will be allocated entirely to Class B shares held by Mr. Zarrella that have vested as of the date of such distribution without reducing the aggregate amount that he was to receive in respect of all of his Class B shares. The letter agreement provides that each future distribution by GT Solar Holdings, LLC to Mr. Zarrella in respect of his Class B shares will be allocated to only the Class B shares that have vested as of the date of such distribution, without reducing the aggregate amount that he would have received in respect of all of his Class B shares in connection with such distribution. The letter agreement provides further that to the extent that any of Mr. Zarrella's unvested Class B shares fails to vest, (1) future distributions to Mr. Zarrella in respect of any of his shares of GT Solar Holdings, LLC, be they Class B or otherwise, will be reduced by the amount of prior distributions that would have been allocated to such unvested shares but for the letter agreement and (2) subject to certain limitations, in the event any such future distributions are made in both cash and securities, the reduction noted in (1) above will be applied first to the value of the securities to be distributed to Mr. Zarrella.

        Non-Employee Director Fees.    In June 2009, the Compensation Committee approved a change to the compensation program for directors such that non-employee directors who are affiliated with GFI Energy Ventures LLC will begin to receive annual fees for Board and committee service at the same time and in the same amount paid to our other non-employee directors. In addition, our non-employee directors who are affiliated with GFI Energy Ventures LLC received an equity award in the form of restricted stock units on the date of the 2009 Annual Meeting. We made these payments, and equity awards were granted to GFI Energy Ventures LLC in lieu of making these payments and equity awards to Messrs. Forth and Landers. Messrs. Forth and Landers are partners of GFI Energy Ventures LLC. In June 2009, the Audit Committee ratified these payments and equity awards in accordance with our related person policy.

        Directors and Officers.    Richard K. Landers and J. Bradford Forth, partners of GFI Energy Ventures LLC, are members of our board of directors. For a description of the ownership of GFI Energy Ventures LLC, see footnote (2) to the table under the heading "—Beneficial Ownership."

USE OF PROCEEDS

        All of the shares of common stock offered by the selling stockholder pursuant to this prospectus will be sold by the selling stockholder for its account. We will not receive any of the proceeds from these sales.

PLAN OF DISTRIBUTION

        We are registering 105,538,149 shares of our common stock for possible sale by the selling stockholder. Unless the context otherwise requires, as used in this prospectus, "selling stockholder" includes the selling stockholder named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholder as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

        The selling stockholder may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

  •
  on the NASDAQ Global Select Market, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

  •
  in privately negotiated transactions;

  •
  in underwritten transactions;

  •
  in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

  •
  in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

  •
  through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

        The selling stockholder may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholder and, at the time of the determination, may be higher or lower than the market price of our common stock on The NASDAQ Global Select Market or any other exchange or market.

        The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholder may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholder and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholder and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

        The selling stockholder may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the registration rights agreement, we have agreed to indemnify the selling stockholder against certain liabilities related to the sale of the common stock, including certain liabilities arising under the Securities Act. Under the registration rights agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock; however, the selling stockholder will pay any underwriting discounts or commissions relating to the sale of the shares of common stock in any underwritten offering.

        The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares. Upon our notification by the selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

  •
  the name of the selling stockholder;

  •
  the number of shares being offered;

  •
  the terms of the offering;

  •
  the names of the participating underwriters, broker-dealers or agents;

  •
  any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

  •
  the public offering price; and

  •
  other material terms of the offering.

        In addition, upon being notified by the selling stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

        The selling stockholder is subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, or Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

        To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholder may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

        The validity of the common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP (a partnership that includes professional corporations), Los Angeles, California. Kirkland & Ellis LLP represents entities affiliated with GFI Energy Ventures LLC and Oaktree Capital Management, L.P. in connection with various legal matters.

 EXPERTS

        The consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended March 28, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth on their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of Ernst & Young LLP as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC's website at http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended March 28, 2009 filed with the SEC on June 9, 2009;

  •
  our Quarterly Report on Form 10-Q for the quarter ended June 27, 2009 filed with the SEC on August 5, 2009;

  •
  our Current Reports on Form 8-K filed with the SEC on May 6, 2009, May 27, 2009, June 10, 2009 and August 12, 2009; and

  •
  The description of our common stock, par value $0.01 per share, included under the caption "Description of Capital Stock" in the Prospectus forming a part of the Company's Registration Statement on Form S-1, initially filed with the SEC on April 26, 2007 (File No. 333-142383), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on July 23, 2008 (File No. 001-34133).

        We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

GT Solar International, Inc.
243 Daniel Webster Highway
Merrimack, New Hampshire 03054
(603) 883-5200
Attention: Secretary

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of the estimated expenses, to be paid solely by GT Solar International, Inc. (the "Company"), in connection with the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$38,927
Printing expense	10,000
Accounting fees and expense	50,000
Legal fees and expense	50,000
Miscellaneous expenses	1,073

Total(1)	$150,000

    (1)
    Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

Item 15.    Indemnification of Directors and Officers.

        The Registrant is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the Delaware General Corporation Law, as the same exists or may hereafter be amended (the "DGCL"), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

        The Registrant's certificate of incorporation will provide that to the fullest extent permitted by the DGCL, none of the Registrant's directors shall be liable to it or its stockholders for monetary damages for a breach of fiduciary duty. In addition, the Registrant's certificate of incorporation will provide for indemnification of any person who was or is made, or threatened to be made, a party to or is involved in any action, suit or other proceeding, whether, civil, criminal, administrative or investigative, because of his or her status as a director or officer of the Registrant, or service at the request of the Registrant as a director or officer of another corporation, as a partner or officer of a partnership, as a member or officer of a limited liability company, as a principal or officer of a joint venture, as a trustee or officer of a trust or in any comparable capacity in any other enterprise, including service with respect to an employee benefit plan, to the fullest extent authorized under the DGCL against all expenses, liabilities and losses actually and reasonably incurred or suffered by such person in connection therewith. Further, all of the directors and officers of the Registrant are covered by insurance policies maintained and held in effect by the Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 16.    Exhibits.

        Reference is made to the attached Exhibit Index.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(7)
That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)
That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Merrimack, State of New Hampshire, on August 12, 2009.

GT SOLAR INTERNATIONAL, INC.
/s/ THOMAS M. ZARRELLA Thomas M. Zarrella President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas M. Zarrella, Hoil Kim and Richard E. Johnson, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on August 12, 2009:

Signature	Capacity

/s/ THOMAS M. ZARRELLA Thomas M. Zarrella	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ RICHARD E. JOHNSON Richard E. Johnson	Vice President Finance and Corporate Controller (Principal Financial Officer and Principal Accounting Officer)
/s/ J. BRADFORD FORTH J. Bradford Forth	Director
/s/ FUSEN E. CHEN Fusen E. Chen	Director
/s/ J. MICHAL CONAWAY J. Michal Conaway	Director

Signature	Capacity

/s/ ERNEST L. GODSHALK Ernest L. Godshalk	Director
/s/ RICHARD K. LANDERS Richard K. Landers	Director
/s/ MATTHEW E. MASSENGILL Matthew E. Massengill	Director
/s/ NOEL G. WATSON Noel G. Watson	Director

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
2.1
Agreement and Plan of Merger, dated December 8, 2005, by and among GT Solar Incorporated (formerly known as GT Equipment Technologies, Inc.), GT Solar Holdings, LLC, Glow Merger Corporation, OCM/GFI Power Opportunities Fund II, L.P. and OCM/GFI Power Opportunities Fund II (Cayman), L.P., and the stockholders party thereto (incorporated by reference to Exhibit 2.1 to the Company's Form S-1/A (File No. 333-142383) as filed with the Securities and Exchange Commission (the "Commission") on June 6, 2008).
2.2
Agreement and Plan of Merger, dated as of September 28, 2006, by and among, GT Solar Incorporated, GT Solar International, Inc. and GT Solar Merger Corp. (incorporated by reference to Exhibit 2.2 to the Company's Form S-1/A (File No. 333-142383) as filed with the Commission on June 6, 2008).
4.1
Amended and Restated Certificate of Incorporation of GT Solar International, Inc. (the "Company") (incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q (File No. 001-34133) as filed with the Commission on August 27, 2008).
4.2	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Form 10-Q (File No. 001-34133) as filed with the Commission on August 27, 2008).
4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Form S-1/A (File No. 333-142383) as filed with the Commission on July 18, 2008).
4.4
Amended and Restated Registration Rights Agreement, dated as of July 1, 2008, among the Company and the persons on the signature pages thereto (incorporated by reference to Exhibit 10.40 to the Company's registration statement on Form S-1 (File No. 333-142383) as filed with the Commission on July 7, 2008).
5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Kirkland & Ellis LLP (set forth in Exhibit 5.1).
24.1	Powers of attorney (included on the signature pages of the Registration Statement).

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.